Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this post-effective Amendment No. 1 on Form S-8 to the Registration Statements Nos., 333-05811, 333-44983, 333-110141, 333-134043, 333-157638, 333-161232, 333-191817, 333-197948, 333-200463, 333-213432 and 333-213434 of Scientific Games Corporation of our report dated February 27, 2015, with respect to the financial statements of Lotterie Nazionali S.r.l., included in the Annual Report (Form 10-K) of Scientific Games Corporation for the year ended December 31, 2016.

/s/ EY S.p.A.

Rome, Italy
January 10, 2018